EXHIBIT 23.2

                       Consent of Independent Accountants

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                        INDEPENDENT ACCOUNTANTS' CONSENT





Board of Directors
Thistle Group Holdings, Co.
6060 Ridge Avenue
Philadelphia, Pennsylvania  19128

         We consent to incorporation by reference in this Registration Statement of Thistle Group Holdings, Co. on Form S-8 of our report dated February 5, 1998 contained in the Company's Registration Statement No. 333-48749 on Form S-1 under the Securities Act of 1933 insofar as such report relates to the financial statements of Thistle Group Holdings, Inc. for the year ended December 31, 1997.


                                         Deloitte & Touche, LLP




Philadelphia, Pennsylvania

November 20, 1998